Exhibit 21.1
Subsidiaries of Registrant

Name:                Digirad Health, Inc.
State of Incorporation:        Delaware

Name:                Digirad Diagnostic Imaging, Inc.
State of Incorporation:        Delaware

Name:                Digirad Imaging Solutions, Inc.
State of Incorporation:        Delaware

Name:                MD Office Solutions
State of Incorporation:        California

Name:                Project Rendezvous Holding Corporation
State of Incorporation:        Delaware

Name:                Project Rendezvous Acquisition Corporation
State of Incorporation:        Delaware

Name:                DMS Health Technologies, Inc.
State of Incorporation:        North Dakota

Name:                DMS Imaging, Inc.
State of Incorporation:        North Dakota

Name:                DMS Health Technologies - Canada, Inc.
State of Incorporation:        North Dakota

Name:                Star Real Estate Holdings USA, Inc.
State of Incorporation:        Delaware

Name:                947 Waterford Road, LLC
State of Incorporation:        Delaware

Name:                56 Mechanic Falls Road, LLC
State of Incorporation:        Delaware

Name:                300 Park Street, LLC
State of Incorporation:        Delaware

Name:                Lone Star Value Management, LLC
State of Incorporation:        Connecticut

Name:                Star Procurement, LLC
State of Incorporation:        Delaware

Name:                ATRM Holdings, Inc.
State of Incorporation:        Minnesota

Name:                KBS Builders, Inc.
State of Incorporation:        Delaware

Name:                EdgeBuilder, Inc.
State of Incorporation:        Delaware

Name:                Glenbrook Building Supply, Inc.
State of Incorporation:        Delaware